UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 8, 2016
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Micron Technology, Inc. (“Micron”) previously reported that (1) Micron Technology B.V. (“Micron BV”), a wholly-owned subsidiary of Micron, Micron Semiconductor Taiwan Co. Ltd., a wholly-owned subsidiary of Micron BV (“Buyer”), and Inotera Memories, Inc. (“Inotera”) had entered into a Share Swap Agreement, dated February 3, 2016 (the “Share Swap Agreement”), pursuant to which Buyer will implement a 100% share swap pursuant to Article 29 of the Republic of China Mergers and Acquisitions Act and thereby acquire 100% of the issued and outstanding shares of Inotera (such transaction, the “Share Swap”); and (2) Micron and Nanya Technology Corporation (“Nanya”) entered into a Share Purchase Agreement, dated December 14, 2015 (as amended, the “Share Purchase Agreement”), pursuant to which Micron can require, subject to certain conditions, Nanya to purchase from Micron shares of Micron’s common stock in an amount that will result in proceeds to Micron of up to NT$31.5 billion (approximately $1 billion), with such proceeds being used to fund a portion of the consideration payable in the Share Swap.

Inotera is a Taiwan-based company that presently manufactures DRAM products and sells such products exclusively to Micron. Micron, indirectly through two of its wholly-owned subsidiaries, holds 33% of the issued and outstanding Inotera shares, Nanya and certain of its affiliates together hold 32% of the issued and outstanding Inotera shares, and the remaining issued and outstanding Inotera shares are publicly held.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below related to the Share Purchase Agreement is hereby incorporated by reference.

Item 8.01.	Other Events.

On November 8, 2016, pursuant to the terms of the Share Purchase Agreement, Micron provided written notice to Nanya of its election to issue to Nanya 57,780,138 shares of Micron’s common stock for an aggregate purchase price of NT$31,457,097,237 (approximately $1 billion) (the “Shares”). The Shares are expected to be issued on December 2, 2016 (such issuance date, the “Closing Date”). Pursuant to the Share Purchase Agreement, the per share purchase price of NT$544.42752 (approximately $17.29) was calculated based on the average of the closing sale price of one share of Micron common stock during the 30 consecutive trading day period ending on and including the 30th calendar day prior to the Share Swap. The Share Swap is expected to occur on December 6, 2016.

Micron’s offer and sale of the Shares pursuant to the Share Purchase Agreement will be conducted as a private placement pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

This Current Report on Form 8-K contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 regarding the issue date of the Shares and the effective date of the Share Swap. Actual events or results could differ materially from those contained in the forward-looking statements. Please refer to the documents Micron files on a consolidated basis from time to time with the Securities and Exchange Commission, specifically Micron's most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause the actual results for Micron on a consolidated basis to differ materially from those contained in its forward-looking statements (see Risk Factors). The forward-looking statements are based on information available to Micron as of the date hereof and are based on management's current views and assumptions and should not be relied upon as representing Micron's views as of any subsequent date. Although Micron believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Micron does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless the securities laws require Micron to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 9, 2016	By:	/s/ Ernest E. Maddock
		Name:	Ernest E. Maddock
		Title:	Chief Financial Officer and Vice President, Finance